Exhibit 99.1

ARKO Corp.’s GPM Investments to Acquire ExpressStop Stores in Michigan and Ohio

Marks first acquisition since ARKO completed its transaction to trade on NASDAQ in December 2020

RICHMOND, Va., March 8, 2021 — GPM Investments, LLC, a wholly owned subsidiary of ARKO Corp. (Nasdaq: ARKO), signed an agreement to acquire 61 convenience stores with stations gas in Michigan and Ohio operating under the ExpressStop banner. This acquisition will complement GPM’s existing 165 stores in Michigan and nine stores in Ohio.

“Our model of growing through acquisition while keeping the local banners in place has delivered significant value for all of ARKO’s stakeholders,” said Arie Kotler, Chairman, President and Chief Executive Officer of ARKO. “Michigan and Ohio are important geographies for us, and we believe that ExpressStop is a highly regarded brand there. We look forward to welcoming those associates to the GPM family while providing ExpressStop customers with the same great quality products and services they’re used to.”

As part of the deal, Fifth Third Securities acted as the exclusive financial advisor to ExpressStop. This acquisition will expand upon GPM’s existing network of 1,350 company-operated stores. The closing of the transaction is subject to fulfillment of customary closing conditions precedent, including obtaining all required permits and licenses. Subject to such conditions being fulfilled, the closing is planned to take place during the first half of 2021.

To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

About ARKO Corp.:

Arko Corp. (Nasdaq: ARKO) owns 100% of GPM Investments, LLC (“GPM”). Based in Richmond, VA, GPM was founded in 2003 with 169 stores and has grown through acquisitions to become the 7th largest convenience store chain in the United States, with approximately 2,950 locations comprised of approximately 1,350 company-operated stores and approximately 1,600 dealer sites to which it supplies fuel in 33 states and Washington D.C. GPM operates in three segments: retail, which consists of fuel and merchandise sales to retail consumers; wholesale, which supplies fuel to third-party dealers and consignment agents; and GPM Petroleum, which supplies fuel to GPM and its subsidiaries selling fuel (both in the retail and wholesale segments) as well as sub-wholesalers and bulk purchasers. Its stores offer its fasREWARDS® high value loyalty program, a large selection of beverages, coffee, fountain drinks, candy, salty snacks, and many other products to meet the needs of the everyday customer. One feature, setting many of its convenience stores apart is a wide array of proprietary food offerings ranging from fresh chicken, fresh-made salads, and sandwiches to healthy, grab-and-go meals.

Forward-Looking Statements:

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; our ability to maintain the listing of our common stock and warrants on the Nasdaq Stock Market; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which we compete; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found in the documents that ARKO files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. ARKO assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as required by applicable law.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Chris Mandeville

(203) 682-8200

ARKO@icrinc.com